UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2022
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 20, 2022, Colony Bankcorp, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain “qualified institutional buyers,” as defined in Rule 144A promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Purchasers”). Under the terms of the Purchase Agreement with the Purchasers, the Company issued and sold $40.0 million in aggregate principal amount of its 5.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder. The Company intends to use the net proceeds it received from the sale of the Notes for general corporate purposes. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Notes mature on May 20, 2032 and bear interest at a fixed rate of 5.25% per year, from May 20, 2022 to, but excluding, May 20, 2027, payable semi-annually in arrears on June 30 and December 30 of each year, commencing on June 30, 2022. From and including May 20, 2027 to, but excluding, the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month Secured Overnight Financing Rate (“SOFR”), as published by the Federal Reserve Bank of New York, plus 265 basis points, payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year . As provided in the Notes, the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

Prior to May 20, 2027, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances set forth in the Notes. On or after May 20, 2027, the Company may redeem the Notes, in whole or in part, at its option, on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption. Any redemption of the Notes will be subject to the receipt of any and all required federal and state regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations. The Notes are not subject to redemption at the option of the holder.

Principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The forms of the Purchase Agreement and the Note are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 and the full text of the form of Note, which is attached hereto as Exhibits 4.1, is incorporated by reference into this Item 2.03.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 23, 2022, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished herewith as Exhibit 99.1 to this Form 8-K.

In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.2 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

Exhibit Number	Description
4.1	Form of 5.25% Fixed to Floating Rate Subordinated Note due 2032
10.1	Form of Note Purchase Agreement, dated as of May 20, 2022, by and among Colony Bankcorp, Inc. and the Purchasers
99.1	Press Release issued by Colony Bankcorp, Inc. on May 23, 2022
99.2	Investor Presentation of Colony Bankcorp, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: May 23, 2022	By:	/s/ Andrew Borrmann
Andrew Borrman
Executive Vice President and Chief Financial Officer